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                                                                     EXHIBIT 11

                              POLYMER GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)

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
                                                                               Three Months Ended
                                                                      ---------------------------------
                                                                          April 3,           April 4,
                                                                            1999               1998
                                                                      ---------------   ---------------
Basic and diluted:
  Net income (loss) applicable to common stock........................        $ 5,832           $  (433)
  Weighted average shares outstanding.................................         32,000            32,000
  Net income (loss) per common share -- basic and diluted.............        $  0.18           $ (0.02)
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